Exhibit 99.1
Date: October 28, 2005

FOR IMMEDIATE RELEASE	ATTN: Business News
Intermountain Community Bancorp Sets Common Stock Offering Per Share Price
Sandpoint, Idaho—(BUSINESS WIRE)—Curt Hecker, President and Chief Executive Officer of Intermountain Community Bancorp (OTCBB – IMCB.OB), announces that its board of directors has set the price for the Common Stock Offering at $17.00 per common share. Intermountain’s board of directors has approved this common stock offering with a maximum total offering amount of approximately $10.0 million. Intermountain will also have the right to issue up to approximately $2.0 million in additional common stock to address any over-subscriptions in the offering. The offering is expected to commence on or about November 2, 2005 and will conclude December 1, 2005 or such other date as determined by the board of directors. Priority in the offering will be given to existing shareholders and customers of Intermountain’s subsidiary, Panhandle State Bank, and its divisions, Intermountain Community Bank and Magic Valley Bank. Hecker noted, “This offering continues our commitment to community banking by allowing our valued shareholders and customers to share in our successes and reinvest in the communities in which we all live.”
Presentations by Curt Hecker and Doug Wright, Chief Financial Officer, regarding Intermountain and the offering are scheduled as follows:

November 7, 2005
8:00–10:00	Red Lion Canyon Springs Hotel, 1357 Blue Lakes Blvd. N., Twin Falls, ID
11:30–1:30	Toponis Restaurant, 413 Main St., Gooding, ID
5:00–7:00	Intermountain Community Bank, 521 12th Ave. South, Nampa, ID
November 8, 2005
9:00–11:00	Weiser Event Center, 309 State St., Weiser, ID
1:00–3:00	Tips Restaurant, 1630 Third Ave. South, Payette, ID
5:00–7:00	Intermountain Community Bank, 506 South 10th Ave., Caldwell, ID
November 9, 2005
8:00–10:00	Holiday Inn, 1249 Tapadera Ave., Ontario, OR
2:00–4:00	Mirabeau Park Hotel, 110 N. Sullivan Rd., Spokane Valley, WA
5:00–7:00	Panhandle State Bank, 3235 E. Mullan Ave., Post Falls, ID
November 10, 2005
9:00 – 11:00	Brad’s Restaurant, Twin Lakes Village, 4 miles north of Rathdrum IGA on Hwy. 53
1:00 – 3:00	CDA Inn and Conference Center, 414 W. Appleway, Coeur d’Alene, ID
5:00 – 7:00	The City Forum, 218 Cedar St., Sandpoint, ID (entrance on 3rd Ave.)
November 14, 2005
9:00–11:00	River Pig’s Inn Restaurant, 114 Main St., Priest River, ID
1:00–3:00	Mugsy’s Tavern and Grill, 7161 Main St., Bonners Ferry, ID
To receive additional information as it becomes available, please contact Susan Pleasant at (208) 255-3432 or send your email address to us at imcb@intermountainbank.com.
Intermountain is headquartered in Sandpoint, Idaho, and has total assets of approximately $730.8 million as of September 30, 2005. Its banking subsidiary, Panhandle State Bank, offers financial services through offices in Sandpoint, Ponderay, Bonners Ferry, Priest River, Coeur d’Alene, Post Falls and Rathdrum in northern Idaho. Intermountain Community Bank, a division of Panhandle State Bank, operates branches in southwest Idaho in Weiser, Payette, Nampa and Caldwell, in Spokane Valley, Washington and in Ontario, Oregon. Magic Valley Bank, a division of Panhandle State Bank, operates branches in Twin Falls and Gooding, Idaho.

For more information on this press release or Intermountain Community Bancorp, please contact either of the individuals listed below or visit our website at www.intermountainbank.com. Bulletin Board ticker symbol IMCB.OB.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

Contacts:
Curt Hecker	Doug Wright
President & Chief Executive Officer	Executive Vice President& Chief Financial Officer
Intermountain Community Bancorp	Panhandle State Bank
208-265-3300	Intermountain Community Bancorp
curth@panhandlebank.com	208-665-3976
dougw@panhandlebank.com